EXHIBIT  10.1


                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT (this "Agreement"), is made and entered into this 8th day of January, 2003, by and among Heritage Bank, an Alabama state banking corporation (the "Bank"), and Michael Hockman (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Bank desires to employ the Executive as its regional Senior Lending Officer North Alabama on the terms and conditions hereinafter provided, and the Executive desires to accept such employment on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION  1:  EMPLOYMENT  OF  EXECUTIVE;  DUTIES  AND  RESPONSIBILITIES
-----------  ---------------------------------------------------------


     1.1     Employment of Executive.  The Company and the Bank shall employ the
             -----------------------
Executive, and the Executive shall provide services to the Company and the Bank, upon and subject to the terms and conditions of this Agreement.

     1.2     Term  of  Employment  of  Executive.  Subject  to the provisions of
             -----------------------------------
Section 3 hereof, the employment of the Executive by the Company and the Bank pursuant to this Agreement shall be for an initial term of three (3) years commencing on January 8, 2003, and ending on January 8, 2004; provided that such term may be renewed annually by mutual agreement of the Board of Directors of the Bank for one additional year on each anniversary of the effective date of this Agreement such that, if such renewal election is made by the Bank and the Company, on each of


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such  anniversary  dates  the  remaining term hereunder will be three years. The period of the Executive's employment hereunder is referred to herein as the "Employment Period."

     1.3     Offices  and  Positions of Executive.  Except as otherwise mutually
             ------------------------------------
agreed by the Company, the Bank and the Executive and subject to Section 1.4 hereof, the Executive shall serve as Executive Vice President and Chief Lending Officer and any other position agreed upon by the parties.

     1.4     Duties  and  Responsibilities.  During  the  Employment Period, the
             -----------------------------
Executive shall report directly to the Chief Executive Officer ("CEO") of the Bank and shall perform such duties and responsibilities as the CEO of the Bank shall reasonably assign to the Executive from time to time and as are commensurate with his position and which may be set forth in the Bank's bylaws. During the Employment Period, Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with the Company and Bank policies. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to charitable and community activities and to managing his personal investments, provided that such activities do not materially interfere with the performance of his duties to the Company or the Bank and are not in conflict or competitive with, or adverse to, the interests of the Company or the Bank.

SECTION  2:  COMPENSATION;  REIMBURSEMENT;  AND  BENEFITS
-----------  --------------------------------------------

     2.1     Base  Salary  and  Bonus.  During  the  Employment Period, the Bank
             ------------------------
shall pay to the Executive the annual base salary (the "Base Salary") at the rate of $140,000 per year beginning January 8, 2003 and continuing at such rate until December 31, 2003. Beginning with calendar year 2004, the Base Salary shall be reviewed no less frequently than annually by the CEO of the Bank for the year 2004 and for each subsequent calendar year; if the CEO in his discretion should modify the Base Salary upon any such review then, for purposes of this Agreement, the term Base Salary shall thereafter mean such modified amount. In addition to the Base Salary, the Bank may pay the Executive such bonus or bonuses, if any, as the Board of Directors of the Bank, or the Board of Directors of Heritage Financial Holding Corporation, a Delaware


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corporation  and  sole shareholder of the Bank (the "Company"), may from time to time determine. The Executive shall be eligible to be considered for bonuses under the Executive management Bonus Program of the Company and/or the Bank, and specific criteria will be developed for the position of the regional President of North Alabama Bank under the terms of such Executive Management Bonus Program. The Executive shall be paid a bonus of not less than $40,000 for the services provided by the Executive for the calendar year ended December 31, 2003.

     2.2     Payment  of  Base  Salary  and  Bonus.  The Bank shall pay the Base
             -------------------------------------
Salary and bonuses, if any, due the Executive in accordance with the policy or policies of the Bank as in effect from time to time for the payment of salary and bonuses to senior executive personnel.

     2.3     Incentive Stock Option.  Within one hundred eighty (180) days after
             ----------------------
the effective date of this Agreement, the Company shall grant to Executive stock options (the "Option") to acquire up to an aggregate of forty thousand (40,000) shares of the common stock of the Company, par value $0.01 per share, pursuant to and in accordance with the terms and conditions of the Heritage Financial Holding Corporation Incentive Stock Compensation Plan (the "Plan"), and the Option shall be an Incentive Stock Option (as defined in the Plan) as to the greatest number of shares permitted pursuant to the Plan and shall be a Supplemental Stock Option (as defined in the Plan) with respect to the remaining shares. The per share exercise price of the Option shall be not less than the fair market value of a share of common stock of the Company as of the date of the grant, as required under the terms of the Plan. The Option shall vest according to the following schedule: (i) 7,000 shares shall vest immediately upon the date of the grant; (ii) 7,000 shall vest on the first anniversary of the date of the grant; (iii) 7,000 shall vest on the second anniversary of the date of the grant; (iv) 7,000 shall vest on the third anniversary of the date of the grant; and (v) 7,000 shall vest on the fourth anniversary of the date of the grant; and (vi) 5,000 shares shall vest on the fifth anniversary of the date of the grant. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 3.1(d) of this Agreement), the Option shall become fully vested immediately upon the effective time of such Change of Control, as provided by the terms of the Plan.


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
     2.4     Insurance.  The  Bank  shall purchase, and shall be the owner of, a
             ---------
term life insurance policy in the face amount of $250,000 for Executive, the beneficiary of which shall be designated by the Executive; provided that upon the termination of Executive's employment hereunder for any reason other than death, the Executive may purchase such policy from the Bank on such terms as may be agreed upon by the parties at such time or else the Bank may terminate such policy or otherwise permit it to lapse if the Executive does not purchase such policy. The Bank shall provide disability insurance for the benefit of the Executive in amount not less than one times Base Salary.

     2.5     Other  Benefits.  The Executive shall be entitled to participate on
             ---------------
the same basis as other similarly situated employees of the Bank in all incentive and benefit programs or arrangements made available to such employees.

     2.6     Automobile;  Cellular Telephone.  During the Employment Period, the
             -------------------------------
Bank will make available for use by the Executive an automobile in accordance with the Bank's Executive Automobile Program dated as of May 28, 2002, subject to the policies and procedures of the Bank with respect to the personal use of such automobile. During the Employment Period, the Bank will make available for use by the Executive a cellular telephone, subject to the policies and procedures of the Company or the Bank, as applicable, with respect to the personal use of such telephone.

     2.7     Business  Expenses.  The Bank shall reimburse the Executive for all
             ------------------
reasonable expenses incurred by him in accordance with the standard policies and procedures of the Bank in the course of rendering his services pursuant to this Agreement; provided, however, that the Executive shall promptly submit such
            -------------------
reasonable documentation as may be requested by the Bank to verify such expenditures.

     2.8     Country  Club  and  Civic  Club Dues.  The Bank shall reimburse the
             ------------------------------------
Executive's reasonable expenses for initiation fees, dues and capital assessments for membership in the Valley Hill Country Club and for other civic memberships, as authorized by the compensation committee, entered by the Executive during the Employment Period; provided that if the Executive during the Employment Period ceases his membership in any such clubs and any


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bonds  or  other  capital payments made by the Bank are repaid to the Executive, the Executive shall pay over such payments to the Bank; and provided further, that upon the termination of the Executive's employment hereunder, Executive shall either terminate such memberships and return to the Bank any bonds or other capital payments made by the Bank that are repaid to the Executive by such country club or civic clubs or organizations, or purchase such memberships from the Bank and reimburse the Bank for any and all initiation fees and bonds or other capital payments made by the Bank with respect to such memberships.

     2.9     Vacation.  The  Executive  shall  be entitled to three (3) weeks of
             --------
paid vacation per year. The vacation to which the Executive is entitled pursuant to this Section 2.9 shall be available under the same terms and conditions as are applicable to similarly situated executive personnel of the Bank. The Executive shall take into consideration the needs of the Bank in setting his vacation schedule.

     2.10     Indemnification.  The  Executive  shall  be  entitled  to
              ---------------
indemnification (and to reimbursement of expenses incurred in connection with such indemnified claims, etc.) as an officer and director of the Bank to the full extent provided for in the Articles of Incorporation and Bylaws of the Bank, as the same may be amended from time to time, and subject to applicable law. The Bank shall also use its best efforts to obtain coverage for the Executive under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering the other officers and directors of the Bank against lawsuits.

SECTION  3:  TERMINATION  OF  EMPLOYMENT
-----------  ---------------------------

     3.1     Termination  of  Employment  Period.  The  Employment Period may be
             -----------------------------------
terminated  in  the  following  manner:

          (a)  Termination  on  Death  or  Disability.  The  Employment
               --------------------------------------
Period shall automatically terminate upon the death or Disability of the Executive. The term "Disability" shall mean the Executive's physical or mental incapacity that renders him incapable of performing the essential functions of the duties required of him by this Agreement for one hundred eighty (180) or more consecutive days, even with reasonable accommodation. In the


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case  of  termination  upon  the  Disability  of the Executive, there shall be a determination by the Board of Directors of the Bank that such grounds for termination exist.

          (b)  Termination  upon  Notice.  The  Employment  Period  may  be
               -------------------------
terminated by the Executive at any time, upon thirty (30) days' written notice to the Bank. The Employment Period may be terminated by the Bank, by resolution of its Board of Directors, for any other reason other than for "Cause" (as defined in Section 3.1(c) of this Agreement), upon thirty (30) days written notice to the Executive.

          (c)  Termination  for  Cause.  The  Employment  Period  may  be
               -----------------------
terminated by the Bank for "Cause" at any time during the Employment Period immediately upon written notice to the Executive, which notice shall state the facts constituting such "Cause." For the purpose of this Section , the term "Cause" shall mean (i) intentional misconduct or gross malfeasance, or an act or acts of gross negligence in the course of employment or any material breach of Executive's obligations contained herein, including, without limitation, acts competitive with or deliberately harmful to the business of the Company or the Bank; (ii) any intentional misstatement or omission to the directors or executive officers of the Company or the Bank with respect to any matter; (iii) the intentional failure of the Executive to follow the reasonable instructions and policies of the Company or the Bank; (iv) the Executive's conviction, admission or confession of any felony or an unlawful act involving active and willful fraud or moral turpitude; or (v) the violation by the Executive of applicable state and federal regulations, rules, or statutes. The Bank shall have the power to temporarily suspend Executive (with such pay, if any, as the Bank may determine) from duty if there is substantial evidence of probable Cause until Cause is either proved or disproved; if disproved, full reinstatement with pay will immediately be effected.

          (d)  Termination  for  Good  Reason.  The  Employment  Period  may
               ------------------------------
be terminated by the Executive for "Good Reason," as hereinafter defined, at any time during the Employment Period upon thirty (30) days' written notice to the Bank, which notice shall state the facts constituting such "Good Reason." For the purpose of this Section 3.1(d), the term "Good Reason" shall mean (i) the occurrence of a Change in Control (as hereinafter defined), (ii) a reduction in the Executive's base salary without his consent, or (iii) following a Change in


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Control,  a  reduction  in the Executive's base salary or any failure to pay the
Executive any compensation or benefits to which he is entitled within five days of the date due, or the failure by the Bank to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter. For the purpose of this Section 3.1(d), the term "Change in Control" means (A) the acquisition at any time by a "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) who or which are the beneficial owners (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than 35% of the combined voting power in the election of directors of the then outstanding securities of the Company or any successor of the Company; (B) if during any period (an "Applicable Period") of two (2) years or less, with the first day (the "Start Date") for any such Applicable Period to be no earlier than the effective date of this Agreement, there shall occur the termination (except by reason of death, disability, voluntary resignation or retirement) of the service of the Required Number of the persons serving as of the Start Date as directors of the Board of Directors of the Company (as used herein, the "Required Number" of directors shall be that number which, as of the Start Date, constituted a majority of the Board of Directors of the Company); (C) the sale or disposition ( which shall not include a pledge by the Company of the capital stock of the Bank as security for obligations of the Company unless and until the pledgee thereof exercises remedies against said stock to effect a sale or disposition) by the Company of any of the capital stock of the Bank or approval by the shareholders of the Company of any sale or disposition of substantially all of the assets or earning power of the Company; (D) approval by the shareholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were shareholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 35 % of the combined voting power in the election of directors of the surviving corporation.


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     3.2   Consequences  of  Termination.
           -----------------------------

          (a)  By  the  Bank  for  Cause  or  By  Executive  other than for Good
               -----------------------------------------------------------------
Reason.  In  the  event Executive's employment is terminated (i) by the Bank for
------
Cause under Section 3.1(c) hereof, (ii) by the Executive other than for Good Reason under Section 3.1(d) hereof, or (iii) as a result of the Executive's death or Disability under Section 3.1(a) hereof, neither the Company or the Bank shall be under any further obligation to make any payments or provide any benefits to the Executive, except for Base Salary earned but unpaid at the time of such termination, expenses otherwise reimbursable herein incurred by, but not yet reimbursed to, the Executive at the time of such termination, any earned but unpaid incentive awards due to the Executive, and group health coverage that is required to be continued by applicable law.

          (b)  By  the  Bank  other  than  for  Cause  or  By Executive for Good
               -----------------------------------------------------------------
Reason.  In  the  event the Employment Period is terminated by the Executive for
------
Good Reason under Section 3.1(d) hereof or by the Bank for a reason other than Cause pursuant to Section 3.1(b) hereof, the Bank shall pay to the Executive (i) an aggregate amount equal to two (2) times the Base Salary, payable in monthly installments each equal to one-twelfth of the Base Salary, for the twenty-four months following such termination, and (ii) Base Salary earned but unpaid at the time of such termination, expenses otherwise reimbursable herein incurred by, but not yet reimbursed to, the Executive at the time of such termination, any earned but unpaid incentive awards due to the Executive, and group health coverage that is required to be continued by applicable law; provided, however, that, at the election of the Bank by decision of its Board of Directors, the Bank may pay to the Executive, in lieu of the payment provided for by (i) above, an aggregate amount equal to one (1) times the Base Salary, payable in monthly installments each equal to one-twelfth of the Base Salary, for the twelve months following such termination and, if the Bank makes such election, the non-competition period under Section 4.3(a) shall be reduced to a period of one
(1) year following such termination; provided further, however, the Bank shall have no right to make any such election in anticipation of or following a Change in Control. In addition, in the event the Employment Period is terminated by the Executive for Good Reason under Section 3.1(d) hereof or by the Bank for a reason other than Cause pursuant to Section


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3.1(b)  hereof,  the  Option granted pursuant to Section 2.3 hereof shall become fully  vested  immediately  upon  the  effective  time  of  such  termination.

          (c)  Obligation  of  the  Bank  to  make  the  payments  under Section
               -----------------------------------------------------------------
3.2(b)  of  this  Agreement.  Compliance by the Executive with Section 4 of this
---------------------------
Agreement is a condition precedent to the Bank's obligation to make, or to continue to make, the payments referred to in Section 3.2(b) of this Agreement.

          (d)  Payments made to the Executive net of Taxes.  All payments  made
               -------------------------------------------
payments made to the Executive pursuant to this Agreement shall be received by the Executive net of all applicable withholding and payroll taxes.

          (e)  Certain  Litigation  Expenses.  If  litigation  after a Change in
               -----------------------------
Control should be brought to enforce or interpret any provision contained in this Agreement and the Executive shall prevail in such litigation, the Bank shall, to the full extent permitted by applicable law, indemnify Executive for Executive's reasonable attorneys' fees and disbursements incurred in such litigation to the extent the Executive has prevailed therein.

SECTION  4:  CONFIDENTIALITY  PROVISIONS;  PROHIBITION OF INSIDER TRADING AND
-----------  ----------------------------------------------------------------
TIPPING;  NON-COMPETITION
-------------------------

     4.1     Confidentiality.  (a) The Executive hereby acknowledges that during
             ---------------
the Employment Period he will have contacts with and develop and service the customers of the Company, the Bank and their affiliates and that in all of his activities, and through the nature of complying with his obligations pursuant to this Agreement, he will have access to and will acquire confidential and proprietary information, including, but not limited to, information relating to the business, assets, operations, customers, suppliers, contractual parties and other persons with whom the Company, the Bank and their affiliates do business. The Executive hereby acknowledges and confirms that such information constitutes the exclusive and unique property of the Company, the Bank or their affiliates, as the case may be, and that such information is proprietary and confidential in nature.


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          (b) The Executive agrees that he shall not at any time during the term of Employment or thereafter disclose to other persons or entities (except as permitted in writing and as directed by the Board of Directors of the Company or the Board of Directors of the Bank or only as to the extent required pursuant to a subpoena or order of a court of competent jurisdiction) any such information referred to in Section 4.1(a) of this Agreement.

     4.2   Prohibition  of  Insider  Trading  and  Tipping.  The  Executive
           -----------------------------------------------
acknowledges that during the Employment Period he may become aware of or be provided with material non-public information concerning the Company. The Executive acknowledges and agrees that the trading in, purchase or sale of any security of the Company while in possession of any material non-public information concerning the Company is prohibited as is the unauthorized communication of any such information to any person or entity. The Executive agrees to abide by these prohibitions and shall use all reasonable efforts to cause his affiliates to abide by these prohibitions.

     4.3   Non-Competition.
           ---------------

          (a) In the event the Executive's employment under this Agreement shall be terminated during the Employment Period by the Executive for Good Reason under Section 3.1(d) hereof or by the Bank for a reason other than Cause pursuant to Section 3.1(b) hereof, then for two (2) years following such termination (subject to the proviso contained in Section 3.2(b) hereof), and in the event the Executive's employment under this Agreement shall terminate for any other reason pursuant to Section 3.1 of this Agreement during the Employment Period then for one (1) year following such termination, the Executive shall not, in any county where the Company, the Bank or any of their majority-owned subsidiaries has a bank branch that accepts deposits that are insured by the Federal Deposit Insurance Corporation ("FDIC") at the time of such termination (each a "Branch County"), or in Shelby County, Alabama (which is contiguous to a Branch County), physically work or perform services as a consultant to, or serve as a member of management or as an employee of, a financial institution whose deposits are insured by the FDIC. Bank branches of successors and assigns of the Company or the Bank shall not be considered in determining the prohibited geographical area. Notwithstanding the foregoing, this Section 4.3 shall not apply at any time after a Change in Control shall have occurred. In the


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event  that  the Bank is obligated to pay to the Executive the payments provided for in Section 3.2(b) of this Agreement and the Bank fails to make, or fails to continue to make, the payments referred to in Section 3.2(b) within ten (10) days of such payments or portions thereof becoming due under Section 3.2(b), then the Executive shall thereafter cease to be subject to the provisions of this Section 4.3, provided that nothing in this sentence shall be construed to release the Executive from the obligations set forth in this Section 4.3 in the event that Executive's employment is terminated in a manner which does not give rise to the payment obligations under Section 3.2(b) (including, without limitation, termination by the Bank for Cause under Section 3.1(c) hereof or by the Executive other than for Good Reason under Section 3.1(d) hereof).

          (b) The parties have entered into this Section 4.3 in good faith and for the reasons set forth in the recitals hereto and assume that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective to the widest geographical area and/or the longest period of time (but not in excess of two years) as may be legally enforceable.

     4.4     Specific  Performance.  The Executive agrees that in the event of a
             ---------------------
breach or threatened breach of Section 4.1, 4.2 or 4.3 of this Agreement, that the Bank is likely to suffer, and will suffer, immediate and irreparable injury for which there is no adequate remedy at law. Therefore, in addition to any other rights or remedies which the Bank may have under this Agreement, the Bank will be entitled to enforce the specific performance of this Agreement by the Executive and to obtain a preliminary injunction, without the requirement of posting a bond, enjoining the Executive from engaging in any activity in violation thereof.

SECTION  5:     ADDITIONAL  CONDITIONS
-----------     ----------------------

     5.1     Condition  to  Executive's  Employment.  The  initial employment of
             --------------------------------------
Executive under this Agreement is subject to the Bank's receipt and review of Executive's credit history and subject to the information contained therein being satisfactory to the Bank in its sole discretion.


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
SECTION  6:  GENERAL  PROVISIONS
-----------  -------------------

     6.1     Non-assignability.  Neither  this  Agreement nor any of the rights,
             -----------------
obligations or interest arising hereunder may be assigned by the Executive without the prior written consent of the Bank; provided, however, that nothing
                                                 -----------------
in this Section 6.1 shall preclude the Executive from designating, in writing, a beneficiary to receive any compensation payable to him or any other benefit receivable by him under this Agreement upon the death or incapacity of the
Executive, nor shall it preclude the executors, administrators or any other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto. Neither this Agreement nor any of the rights, obligations or interest arising hereunder may be assigned by the Bank without the prior written consent of the Executive to a person other than (1) an affiliate of the Bank or the Company, or (2) any party with which the Company or the Bank merges or consolidates, or to whomever the Company or the Bank may sell all or substantially all of its assets; provided, however,
                                                              -----------------
that any such affiliate or successor shall expressly assume all of the Bank's obligations and liabilities to the Executive under this Agreement.

     6.2     Severability.  This  Agreement  shall  be  deemed severable and any
             ------------
part hereof which may be held invalid by a court or other entity of competent jurisdiction shall be deemed automatically excluded from this Agreement and the remaining parts shall remain in full force and effect.

     6.3     Merger.  This  Agreement  contains  the entire understanding of the
             ------
parties hereto and constitutes the only agreement between the Bank and the Executive regarding the employment of the Executive by the Bank. This Agreement supersedes all prior agreements, either express or implied, between the parties hereto regarding the employment of the Executive by the Bank.

     6.4     Amendment.  None  of  the  terms  and  conditions of this Agreement
             ---------
shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto.

     6.5     Governing  Law.  This  Agreement shall be governed by and construed
             --------------
under the laws of the State of Alabama without regard to provisions thereof governing conflicts of law.

     6.6     Notices.  All  notices  or  other communications to be given by the
             --------
parties among themselves pursuant to this Agreement shall be in writing, and all payments to be made hereunder shall be deemed to have been duly made if mailed by certified mail or hand delivered to either of the parties at their respective addresses as they appear on the records of the Bank. Any of the parties hereto may change their respective addresses upon written notice to the other given in the manner provided in this Section.

     6.7     Waiver.  No  waiver  by any of the parties to this Agreement of any
             ------
condition, term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereof.

     6.8     Survival.  Notwithstanding  anything  in  this  Agreement  to  the
             --------
contrary, and notwithstanding any termination of the Employment Period, the provisions of this Agreement intended to govern the obligations of the parties hereto upon the termination of the Executive's employment hereunder for any reason, including, but not limited to Section 3 (inclusive of each of the subsections thereof) and Section 4, shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as at the date and year first above written.


                              HERITAGE  BANK


                              ___________________________________________
                              By:  ________________________
                              Its:  ______________________



                              EXECUTIVE


                              ___________________________________________
                              Michael  Hockman

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